EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Element 21 Golf Company

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated October 3, 2007, relating to the consolidated financial statements of Element 21 Golf Company, which appear in the Element 21 Golf Company Annual Report on Form 10-KSB for the year ended June 30, 2007.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Lazar Levine & Felix LLP

Lazar Levine & Felix LLP

New York, New York
September 22, 2008